EXHIBIT 5

Bell Atlantic
1095 Avenue of the Americas
New York, NY  10036
37th Floor
Tel  212 395-6515
Fax 212 768-7568

Sandra DiIorio Thorn
General Counsel
                                                                            LOGO

February  5, 1998


New York Telephone Company
1095 Avenue of the Americas
New York, New York 10036


                   Re:  Registration Statement
                        on Form S-3 under the Securities Act of 1933
                        --------------------------------------------

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which New York Telephone Company, a New York corporation (the "Company"), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering one or more series of up to $750,000,000 of aggregate principal amount of debt securities (the "Securities") of the Company, to be issued under an Indenture dated as of February 1, 1998 from the Company to The Chase Manhattan Bank, Trustee.

      I am General Counsel of the Company. I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and By-Laws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as deemed appropriate for the purpose of giving this opinion.

      Based upon the foregoing, it is my opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

            2. The execution and delivery of the Indenture has been duly authorized by the Company by appropriate corporate action, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture is a valid and binding agreement in accordance with its terms;

            3. Upon issuance of the Securities, in accordance with the terms of the resolutions relating thereto of the Board of Directors of the Company and the Indenture, and receipt of payment therefor, and in accordance

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New York Telephone Company
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                  with the terms of legally required consents, approvals,
                  authorizations and other orders of the Securities and Exchange Commission and any other regulatory authorities, the Securities will be legally issued and binding obligations of the Company.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Legal Matters" in the Registration Statement.


                                           Very truly yours,




                                           /s/ Sandra DiIorio Thorn
                                           ------------------------
                                           Sandra DiIorio Thorn